EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed consolidated financial information of The Bear Stearns Companies Inc. and subsidiaries for the periods ended August 31, 2005 and August 31, 2004, as indicated in our report dated October 7, 2005; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 2005, is incorporated by reference in the following Registration Statements:

Filed on Form S-3:
Registration Statement No. 33-56009
Registration Statement No. 333-42295
Registration Statement No. 333-43565
Registration Statement No. 333-57083
Registration Statement No. 333-61437
Registration Statement No. 333-66861
Registration Statement No. 333-79417
Registration Statement No. 333-83049
Registration Statement No. 333-31980
Registration Statement No. 333-49876

Registration Statement No. 333-52902

Registration Statement No. 333-76894

Registration Statement No. 333-104455

Registration Statement No. 333-109793

Registration Statement No. 333-121744

Filed on Form S-8:

Registration Statement No. 33-49979

Registration Statement No. 33-50012

Registration Statement No. 33-55804

Registration Statement No. 33-56103

Registration Statement No. 333-16041

Registration Statement No. 333-57661

Registration Statement No. 333-58007

Registration Statement No. 333-66353

Registration Statement No. 333-81901

Registration Statement No. 333-92357

Registration Statement No. 333-50928

Registration Statement No. 333-57460

Registration Statement No. 333-63002

Registration Statement No. 333-74200

Registration Statement No. 333-83580

Registration Statement No. 333-86060

Registration Statement No. 333-101461

Registration Statement No. 333-104006

Registration Statement No. 333-106567

Registration Statement No. 333-106631

Registration Statement No. 333-108976

Registration Statement No. 333-116983

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

New York, New York

October 7, 2005